UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:

October 20, 2006

BAIRNCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-8120

 13-3057520

(State or other jurisdiction of        (Commission

(IRS Employer

incorporation or organization)        File Number)

Identification No.)

300 Primera Boulevard, Suite 432, Lake Mary,   FL  32746

(Address of principal executive offices)       (Zip Code)

(407) 875-2222

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

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ITEM 2.02.

RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Bairnco Corporation (the “Corporation”) is filing herewith a press release issued on Thursday, October 19, 2006, as Exhibit 99 which is incorporated by reference herein.  This press release was issued to announce the Corporation’s third quarter 2006 operating results. In this press release, the Corporation also reaffirmed its guidance for 2006 as previously stated in the Company’s Schedule 14D-9, originally filed with the Securities and Exchange Commission on July 6, 2006, and increased its guidance for 2007 as a result of positive trends in the business and the acquisition of Atlanta SharpTech.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

The following exhibit is incorporated by reference herein:

99   Press Release, dated October 19, 2006, issued by Bairnco Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIRNCO CORPORATION

By:

/s/ Kenneth L. Bayne

Kenneth L. Bayne

Chief Financial Officer

Date:

October 20, 2006

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EXHIBIT INDEX

Exhibit

Description

99

Press Release

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